Exhibit 10.3

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (“Agreement”) is made and entered into this 7th day of April 2006 by and among Horizon Lines, LLC, a Delaware limited liability company (“HLL”), Ship Finance International Limited, a Bermuda company (“SFL”), SFL Holdings LLC, a Delaware limited liability company (“SFL Holdings”), and the five companies listed in Appendix 1 hereto, each a Delaware limited liability company and direct wholly-owned subsidiary of SFL Holdings (each an “Owner” and collectively, the “Owners”).

RECITALS

WHEREAS, pursuant to an Agreement to Acquire and Charter, dated the date hereof (the “Agreement to Acquire and Charter”), among SFL, SFL Holdings, the Owners and HLL, SFL will, among other things, cause SFL Holdings to purchase five 2,824 TEU containerships (each a “Vessel” and collectively, the “Vessels”), and upon the purchase of each Vessel by SFL Holdings, SFL Holdings will immediately sell the Vessel to the intended Owner thereof for an amount equal to the Adjusted Average Purchase Price (as defined in the Agreement to Acquire and Charter) of the Vessel and the Owners will, in turn, demise charter the Vessels to HLL under the terms of five separate bareboat charter parties, dated the date hereof (each a “Charter” and, collectively, the “Charters”), each between one of the Owners and HLL (the foregoing transactions being, collectively, the “Transactions”);

WHEREAS, the Vessels will be built by Hyundai MIPO Dockyard Co., Ltd., a Korean company (the “Builder”), under five separate Shipbuilding Contracts, two of which are with wholly-owned subsidiaries of E.R. Schiffahrt GMBH & Cie. KG (“ER”; each such wholly-owned subsidiary, an “ER Subsidiary”), and three of which are with wholly-owned subsidiaries of Tsakos Shipping & Trading S.A. (“Tsakos”; each such wholly-owned subsidiary, a “Tsakos Subsidiary”; each ER Subsidiary and Tsakos Subsidiary, a “Seller” and such subsidiaries, collectively, the “Sellers”);

WHEREAS, SFL Holdings has entered into five separate Memoranda of Agreement, each dated the date hereof (each an “MOA” and, collectively, the “MOAs”), pursuant to which SFL Holdings has agreed to purchase, and the Seller party thereto has agreed to sell, the Vessel covered by such MOA;

WHEREAS, each MOA with an ER Subsidiary requires that SFL Holdings deliver a cash deposit to the relevant Seller (each a “Cash Deposit” and, collectively, the “Cash Deposits”), in an amount equal to $5,485,000 per Vessel under the relevant MOA, which Cash Deposit may be drawn upon by the Seller if SFL Holdings defaults under such MOA;

WHEREAS, each MOA with a Tsakos Subsidiary requires that SFL Holdings deliver as a deposit a letter of credit (each a “Tsakos L/C” and, collectively, the “Tsakos L/Cs”) in an amount equal to $8,512,500 per Vessel under the relevant MOA, which Tsakos L/C may be drawn upon by the Seller if SFL Holdings defaults under such MOA;

WHEREAS, in order to finance a portion of the purchase price of each Vessel, the Owners have entered into a Credit Agreement, dated the date hereof (the “Credit Agreement’), with Fortis Capital Corp. and the other lenders named therein (each a “Lender” and, collectively, the “Lenders”), pursuant to which the Lenders have agree to advance to each Owner the lesser of (i) 75% of the Recalculated Adjusted Average Purchase Price (as defined in the Credit Agreement) of the Vessel to be purchased by such Owner, or (ii) $42,000,000;

WHEREAS, the Credit Agreement includes a Letter of Credit Facility of up to $38,000,000, a portion of which will be used to issue the Tsakos L/Cs that will be used to satisfy the deposit requirements of the MOA’s with the Tsakos Subsidiaries;

WHEREAS, the Owners have entered into certain forward-starting interest rate swap agreements (the “Swaps”) in order to fix the interest rate payable by the Owners with respect to amounts advanced under the Credit Agreement;

WHEREAS, SFL has entered into an Interest Guarantee, dated the date hereof (the “Interest Guarantee”), pursuant to which SFL has guaranteed the Owners’ liability under the Swaps with respect to the period prior to delivery of the Vessels that is unrelated to any Event of HLL Default under the Agreement to Acquire and Charter;

WHEREAS, SFL has entered into an L/C Guarantee, dated the date hereof (the “L/C Guarantee”), pursuant to which SFL has guaranteed the Owners’ liability under the Tsakos L/Cs with respect to the period prior to delivery of the Vessels that is unrelated to any Event of HLL Default under the Agreement to Acquire and Charter;

WHEREAS, concurrently with SFL Holdings’ delivery of all of the Cash Deposits and Tsakos L/Cs to the Sellers, HLL is causing UBS AG, Stamford Branch (“UBS”), to issue to Fortis Capital Corp., as Security Trustee for the Lenders and the Swap Providers (each as defined in the Credit Agreement), eight (8) letters of credit (each, a “Back-Up L/C” and collectively, the “Back-Up L/Cs”) issued pursuant to HLL’s senior credit facility, in the aggregate amount of $29,337,500; three of such letters of credit shall each be in the amount of $8,512,500 and shall each support HLL’s obligation hereunder to reimburse the relevant Owner in respect of such Owner’s liability under the Credit Agreement for amounts drawn under a Tsakos L/C issued under the Credit Agreement as a deposit under an MOA with a Tsakos Subsidiary; and five of such letters of credit shall each be in the amount of $760,000 and shall support HLL’s obligation hereunder to reimburse the relevant Owner in respect of such Owner’s liability under the Swaps in respect of a particular Vessel;

WHEREAS, HLL, SFL and the Security Trustee have entered into a certain Interest and L/C Liability Agreement dated as of the date hereof (the “Interest and L/C Liability Agreement”);

WHEREAS, as an integral part of the Transaction, including entering into the Charters, HLL has agreed to reimburse SFL, SFL Holdings and the Owners, with respect to each Vessel, for certain amounts and in certain circumstances, as more fully set forth herein;

THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Charters.

2. Reimbursement Obligations. In consideration of the agreement of SFL, SFL Holdings and the Owners to enter into the Transaction, HLL agrees as follows:

(a) Obligations Covered by Back-Up L/Cs. HLL shall reimburse SFL, SFL Holdings and the relevant Owner (each an “SFL Party” and, collectively, the “SFL Parties”), without duplication, for the following:

(i)	any liabilities under the Credit Agreement in respect of amounts drawn under any Tsakos L/C (a “Tsakos L/C Draw”) as a result of a default under the MOA with respect to such Tsakos L/C or paid by SFL under the L/C Guarantee with respect thereto (collectively, “L/C Liability”), plus interest thereon to the date of reimbursement by HLL at the interest rate required under the Credit Agreement (“Tsakos L/C Draw Interest”); and

(ii)	any liabilities of the Owners in respect of the Swaps during the Pre-Delivery Period (as defined in the Credit Agreement), or paid by SFL under the Interest Guarantee with respect thereto (collectively, a “Swap Breakage Liability”), in either case, following a default under the related MOA and the termination of the Swap related to such Vessel.

(b) Obligations Not Covered by Back-Up L/Cs. HLL shall reimburse the SFL Parties for the amount of any Cash Deposit forfeited to a Seller that is an ER Subsidiary as a result of a default under the MOA with such Seller, together with interest accrued on such amount that is in excess of amounts due and unpaid by HLL pursuant to Section 1.4(e) of the Agreement to Acquire and Charter (collectively, a “Cash Deposit Liability”).

(c) Limitations. Notwithstanding anything herein or in any Transaction Document (as defined in the Credit Agreement) to the contrary the reimbursement obligations of HLL hereunder shall be subject to the following limitations:

(i)	HLL shall not be obligated to reimburse any SFL Party for any L/C Liability, , Tsakos L/C Draw Interest, Swap Breakage Liability, or Cash Deposit Liability in respect of or resulting from any MOA default that was due to or resulted from an Event of SFL Default under the Agreement to Acquire and Charter;

(ii)	the total amount of HLL’s reimbursement obligations to the SFL Parties hereunder in respect of L/C Liability, Tsakos L/C Draw Interest and Swap Breakage Liability pursuant to Section 2(a) hereof shall not exceed $40,000,000 in the aggregate;

(iii)	HLL’s reimbursement obligation pursuant to Section 2(a)(i) hereof in connection with any L/C Liability shall be satisfied solely by a draw under the corresponding Back-Up L/C, and no SFL Party, or any assignee of any SFL Party, shall have any recourse to HLL for any amounts due with respect to any L/C Liability that cannot be paid with the proceeds of a draw under the relevant Back-Up L/C; provided, however, that each SFL Party and the Security Trustee, as assignee of any SFL Party, shall have recourse to HLL for any Tsakos L/C Draw Interest;

(iv)	HLL’s reimbursement obligation pursuant to Section 2(a)(ii) hereof in connection with any Swap Breakage Liability shall be satisfied first and to the maximum extent possible by a draw under the corresponding Back-Up L/C; and

(v)	HLL’s obligation to reimburse the SFL Parties pursuant to Section 2(b) hereof in respect of a Cash Deposit Liability and Section 2(a)(ii) hereof in respect of a Swap Breakage Liability to the extent exceeding the stated amount of the relevant Back-Up L/C, shall be unsecured obligations of HLL.

(d) In addition to the foregoing, HLL shall reimburse the SFL Parties for the amount of any L/C Liability or Swap Breakage Liability after the relevant MOA shall have been assigned by SFL Holdings to a third party either with HLL’s prior written consent or after the occurrence and during the continuance of an Event of HLL Default (as defined in the Agreement to Acquire and Charter), without regard to the provisions of the Interest and L/C Liability Agreement (as defined in the Credit Agreement).

3. Reimbursement Procedure. (a) If any SFL Party incurs any loss, cost or expense for which it is entitled to reimbursement under Sections 2(a)(i) or (ii) hereof, HLL shall pay any such reimbursement amount due pursuant to and in accordance with the Interest and L/C Liability Agreement.

(b) In the event that any SFL Party incurs any loss, cost or expense for which it is entitled to reimbursement hereunder pursuant to Section 2(b), it shall deliver to HLL a written request for reimbursement, including a reasonably detailed accounting of the amount for which reimbursement is sought with supporting documentation. HLL shall pay any such reimbursement amount due within three (3) Business Days after receipt of such request for reimbursement.

4. Return of Back-Up L/Cs. SFL shall cause the Security Trustee to return the Back-Up L/Cs to HLL as follows: (i) each Back-Up L/C relating to a Tsakos Vessel that has been delivered to and accepted by SFL Holdings under the relevant MOA shall be returned to HLL undrawn on the date of such delivery and acceptance promptly upon the Seller’s return to the Security Trustee or the Agent of the Tsakos L/C related to such MOA, (ii) following a Deemed Dispute (as defined in the Interest and L/C Liability Agreement) with respect to any Vessel, SFL shall cause the Security Trustee to either (a) return the related Back-Up L/C to UBS promptly after 50% of the amount thereof has been drawn by the Security Trustee in accordance with the Interest and L/C Liability Agreement, or (b) upon instruction from HLL to do so, transfer such Back-Up L/C to SFL, in either case, to secure HLL’s potential reimbursement obligation to SFL in the event that such Deemed Dispute is decided in favor of SFL under Section 6(c) hereof. SFL may hold such Replacement Back-Up L/C or transferred Back-Up L/C until the earlier of the date on which (x) the related Deemed Dispute has been settled by the parties pursuant to a written agreement, or (y) a final award in respect of such Deemed Dispute has been issued pursuant to an arbitration proceeding, as contemplated by Section 6(b) below. SFL shall be entitled to draw an amount under such Replacement Back-Up L/C to the extent it is entitled to payment pursuant to any such settlement or award and shall promptly thereafter return such Back-Up L/Cs to HLL.

5. Swap Collateral; Allocation of Settlement Amounts. (a) In the event that any Owner shall receive notice from any Swap Provider that the Exposure of the Exposed Parties to the Related Parties exceeds the Exposure Threshold stated in the Master Agreements (as defined in the Credit Agreement), such Owner shall promptly notify HLL in writing of its receipt of such notice (each such notice to HLL, a “Swap Exposure Notice”).

(b) Upon its receipt of a Swap Exposure Notice, HLL shall have the right, but not the obligation, to take any single action or any combination of the actions set forth in subparagraphs (i) and (ii) below such that, after giving effect thereto, the Exposure of the Exposed Parties to the Related Parties under the Master Agreements and the Related ISDAs does not exceed the Exposure Threshold:

(i)	unilaterally increase the limitation set forth in Section 2(c)(ii) of this Agreement by sending written notice of such increase to SFL and the Agent under the Credit Agreement, provided that in no event shall such amount exceed $50,000,000 without the prior written consent of the Security Trustee and the Owners; and/or

(ii)	deliver to the Security Trustee under the Credit Agreement, as additional collateral security for the pro rata benefit of the Swap Providers (as defined in the Credit Agreement), cash and/or a standby letter of credit in favor of the Security Trustee (all such cash and standby letters of credit, collectively, the “Swap Collateral”).

(c) All Swap Collateral delivered by HLL to the Security Trustee shall be subject to security documents in form and substance satisfactory to HLL. In no event shall any Swap Collateral be used as security for the SFL Parties’ Obligations (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement) other than such Obligations in respect of the aggregate Exposure in excess of the Exposure Threshold. In the event that the circumstances giving rise to any Swap Exposure Notice shall cease to exist, HLL may at any time and from time to time thereafter, upon written notice to SFL and the Agent, unilaterally decrease the limitation set forth in Section 2(c)(ii) of this Agreement, provided, that, in no event shall such amount be less than $40,000,000. Capitalized terms used in this Section, unless otherwise defined herein, shall have the meanings set forth in the Schedules to the Master Agreements (as defined in the Credit Agreement).

(d) In the event that: (a) during the Pre-Delivery Period (as defined in the Credit Agreement), any Designated Transaction shall have been terminated in whole or in part in accordance with the terms of the related Master Agreement (as defined in the Credit Agreement); (b) such termination shall not have resulted from an Event of SFL Default; and (c) any SFL Party shall be entitled to receive a Settlement Amount under the related Master Agreement with respect to such termination, then such SFL Party shall cause such Settlement Amount to be paid to HLL instead.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. Jurisdiction; Dispute Resolution. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement (other than any action or proceeding relating to a Deemed Dispute (as defined in the Interest and L/C Liability Agreement)), and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (c) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to themselves or their property

(b) Notwithstanding anything in this Agreement or any Transaction Document to the contrary, each of the parties hereto hereby irrevocably agrees that any Deemed Dispute (as defined in the Interest and L/C Liability Agreement) shall be settled by arbitration in New York County before a panel of one mutually agreed upon arbitrator or, failing agreement, three persons consisting of one arbitrator to be appointed by SFL Parties, one arbitrator to be appointed by HLL, and one arbitrator by the two so appointed. The decision of any two of the three on any point or points shall be final and binding, and may include costs, including reasonable attorney fees. Judgment may be entered upon any award made pursuant thereto in any court of competent jurisdiction. The arbitration proceedings shall be conducted in accordance with the Rules of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced. In cases where neither the claim nor any counterclaim exceeds the sum of $250,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced. Any claim by any party shall be waived unless arbitration is commenced by serving notice of demand within one (1) year of the occurrence of the event giving rise to the Deemed Dispute.

8. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered by hand, (ii) transmitted by telecopier (assuming clear transmission), or (iii) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other addresses or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

If to SFL:

Ship Finance International Ltd.

PO Box HM 1393

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08 Bermuda

Attn.: Vice President, Finance

Fax No.: +1 441 295 69 35

with a copy to:

Frontline Management AS

Bryggegata 3

P.O. Box 1327-VIKA

Oslo 0112 Norway

Attn.: Vice President, Finance

Fax No.: +4723114040

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attn: Gary J. Wolfe, Esquire

Fax No.: 212-480-8421

If to SFL Holdings:

SFL Holdings LLC

PO Box HM 1393

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08 Bermuda

Attn.: Vice President, Finance

Fax No.: +1 441 295 69 35

with a copy to:

Frontline Management AS

Bryggegata 3

P.O. Box 1327-VIKA

Oslo 0112 Norway

Attn.: Vice President

Fax No.: +4723114040

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attn: Gary J. Wolfe, Esquire

Fax No.: 212-480-8421

If to any Owner:

To the address of such Owner indicated on Appendix 1 hereto.

With a copy to:

Frontline Management AS

Bryggegata 3

P.O. Box 1327-VIKA

Oslo 0112 Norway

Attn.: Vice President

Fax No.: +4723114040

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attn: Gary J. Wolfe, Esquire

Fax No.: 212-480-8421

If to HLL:

Horizon Lines, LLC

4064 Colony Road

Suite 200

Charlotte, NC 28211

Attn.: M. Mark Urbania

          Sr. Vice President & CFO

Fax No.: 704-973-7034

With a copy to:

Blank Rome LLP

600 New Hampshire Avenue, N.W.

Suite 1200

Washington, D.C. 20037

Attn.: T. Michael Dyer, Esquire

Fax No.: (202) 772-5858

9. Amendments. This Agreement may not be amended, modified or revised, in whole or in part, except by written instrument signed by all parties hereto.

10. Assignment. Neither party hereto may assign any of the rights or obligations created by this Agreement except with the express written consent of the other parties hereto.

11. Severability. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any term or provision of this Agreement be held invalid, illegal or unenforceable, the remainder of this Agreement, including the application of such term to the extent not invalid, illegal or unenforceable, shall not be affected thereby, and this Agreement shall be interpreted as if such term or provision, to the extent invalid, illegal or unenforceable, did not exist.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13. Termination. HLL’s obligation hereunder to make reimbursement payments with respect to any L/C, Cash Deposit or breakage costs relating to a Vessel shall terminate immediately upon delivery of such Vessel to SFL Holdings. All of HLL’s obligations hereunder shall terminate immediately upon delivery of the last Vessel to SFL Holdings.

14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Reimbursement Agreement to be executed by their duly authorized representatives as of the date first above written.

HORIZON LINES, LLC

By:	/s/ M. Mark Urbania
M. Mark Urbania
Sr. Vice President & CFO

SHIP FINANCE INTERNATIONAL LIMITED

By:	/s/ Inger M. Klemp
Inger M. Klemp
Attorney-In-Fact/Authorized Person

SFL HOLDINGS, LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HL EAGLE LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

S-1

HL FALCON LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HL HAWK LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HL HUNTER LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HL TIGER LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

S-2

APPENDIX 1

NAMES AND ADDRESSES OF THE OWNERS

Name and Address of Owner	Vessel Name	Hull No.
HL Tiger LLC	Horizon Tiger	0387
Corporation Trust Center
1209 Center Street
Wilmington, Delaware 19801-1134

HL Hunter LLC	Horizon Hunter	0388
Corporation Trust Center
1209 Center Street
Wilmington, Delaware 19801-1134

HL Hawk LLC	Horizon Hawk	0389
Corporation Trust Center
1209 Center Street
Wilmington, Delaware 19801-1134

HL Falcon LLC	Horizon Falcon	0409
Corporation Trust Center
1209 Center Street
Wilmington, Delaware 19801-1134

HL Eagle LLC	Horizon Eagle	0427
Corporation Trust Center
1209 Center Street
Wilmington, Delaware 19801-1134

A-1